EXHIBIT 32.1

Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

This Certification is being filed pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002. This Certification is included solely for the purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose. In connection with the accompanying amendment to the Annual Report on Form 10-K of Dermata Therapeutics, Inc. for the year ended December 31, 2022 (the “Annual Report”), each of Gerald T. Proehl, as Chief Executive Officer, and Kyri K. Van Hoose, as Chief Financial Officer, certifies in his or her capacity as such officer of Dermata Therapeutics, Inc. (the “Company”) that to such officer’s knowledge:

(1)	The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 28, 2023	By:	/s/ Gerald T. Proehl
Gerald T. Proehl
Chief Executive Officer
(Principal Executive Officer)

Dated: March 28, 2023	By:	/s/ Kyri K. Van Hoose
Kyri K. Van Hoose
Chief Financial Officer
(Principal Financial Officer)